UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2022

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
                (Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 4, 2022, Golub Capital BDC, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved three proposals. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 170,028,584 shares of common stock outstanding on the record date, December 13, 2021. The final voting results from the Annual Meeting were as follows:

Proposal 1. To elect three Class III directors of the Company who will each serve until the 2025 Annual Meeting of Stockholders of the Company or until his successor is duly elected and qualified.

Name	Votes For	Votes Against	Abstain	Broker Non-Vote
Lawrence E. Golub	69,394,607	235,247	22,534,565	38,115,335
Lofton P. Holder	67,008,687	1,656,088	23,499,644	38,115,335
William M. Webster IV	59,658,274	5,370,982	27,135,163	38,115,335

Proposal 2. To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2022.

Votes for	Votes Against	Abstain
127,664,371	1,734,945	880,438

Proposal 3. To approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of capital stock from 201,000,000 shares to 351,000,000 shares, consisting of 350,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 1,000,000 shares of preferred stock, par value $0.001 per share.

Votes for	Votes Against	Abstain	Broker Non-Vote
89,508,048	1,804,715	851,656	38,115,335

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: February 8, 2022	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer